Exhibit 99.1

[metroPCS logo]

MetroPCS Reports Fourth Quarter and Full Year 2003 Financial Results

2003 Highlights:

•	Subscribers grew to 977,000 with approximately 118,000 net additions for the quarter and 463,000 for the year

•	Net income for the year was $1.8 million

•	Quarterly Adjusted EBITDA of $28.2 million and $95.5 million for the year

•	Quarterly CPGA of $87.11 and $99.86 for the year

•	Quarterly CCPU of $18.33 and $17.82 for the year

For Immediate Release: February 25, 2004

Dallas, TX—MetroPCS, Inc. today announced fourth quarter and full year 2003 financial results including growth in quarterly service revenue to $108.6 million from $49.8 million for the same quarter last year. Operating income for the quarter was $9.4 million compared with a loss of $22.5 million for the same period a year ago.

CPGA for the quarter was $87.11, which represents a 33% decline from the same quarter last year. Fourth quarter 2003 results include an adjustment to effect a change in estimate reducing the amortization period for deferred activation revenue. CPGA for 2003 declined 37% from the 2002 level. CCPU for the quarter was $18.33, which represents a 21% decline over the same quarter last year. CCPU for 2003 dropped 51% from 2002.

ARPU was $37.68 for the twelve months ended December 31, 2003 compared to an ARPU of $39.17 for 2002. ARPU for the fourth quarter was $36.21 compared with $39.31 for the same quarter last year. This was principally the result of an increase in subscribers that do not pay for service while in hotlined status.

Adjusted EBITDA for the quarter was $28.2 million which represents an increase of $41.6 million from last year’s fourth quarter results. Adjusted EBITDA for the full year was $95.5 million, a $188.0 million increase from 2002. Fourth quarter net loss applicable to common stock was $3.8 million after the accrual of preferred stock dividends of $5.1 million. Fourth quarter results include increased interest expense of $4.3 million resulting primarily from the private placement of $150 million of 10 3/4% senior notes which closed on September 29, 2003. In addition, fourth quarter results include a non-cash compensation expense of $6.7 million. Last year’s fourth quarter net loss applicable to common stock after accrued unpaid preferred dividends of $4.0 million was $18.8 million.

Monthly churn for the fourth quarter was 4.4% and has declined since peaking in July. Average monthly churn was 4.6% for the year ended December 31, 2003.

Capital additions were $63.1 million in the quarter and $173.5 million for the year related to both the expansion of the company’s network and an increase in the capacity of the network. MetroPCS had a December 31, 2003 cash balance of $236 million.

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, MetroPCS, Inc. has presented non-GAAP financial measures such as Adjusted EBITDA, CPGA, CCPU and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.

Conference Call Information

MetroPCS will discuss the company’s performance during a conference call on Thursday, February 26, 2004 at 1:30 PM Central Standard Time (2:30 PM EST and 11:30 AM PST). To access the call, dial 888-413-4411. Replay will be available through March 5, 2004 by dialing 888-266-2081 (Access Code 397159).

Please plan on gaining access 10 minutes prior to the start of the call.

Cautionary Statement regarding forward-looking statement

MetroPCS is a provider of wireless communications services in the greater Miami, San Francisco, Atlanta and Sacramento metropolitan areas. We hold 14 PCS licenses clustered in these markets with a total population of approximately 22.9 million. MetroPCS launched service in all of its markets in the first quarter of 2002 with the exception of the San Francisco market, which was launched in September 2002.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from MetroPCS’ actual future experience involving any one or more of such matters and subject areas. MetroPCS has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from MetroPCS’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and the other risks and uncertainties. This press release speaks only as of its date, and MetroPCS disclaims any duty to update the information herein.

About MetroPCS Inc.

MetroPCS Inc., headquartered in Dallas, offers local wireless phone service to customers who live, work and play in and around the metropolitan areas of Atlanta, Miami, San Francisco and Sacramento. MetroPCS frees customers from the frustration of wireless offerings by providing one low monthly cost and one simple plan with unlimited anytime local and long distance minutes, and no contract. The company is among the first wireless operators to deploy an all-digital network based on third generation infrastructure and handsets. For more information visit www.metropcs.com

For further information contact:

Investor Relations

Suzi Sharp

214-265-2558

ssharp@metropcs.com

Media Relations

Diane McKenna

214-265-2595

dmckenna@metropcs.com

Financial Statements

MetroPCS, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
	(Unaudited)
REVENUES:
Service revenues	$49,800	$108,574	$102,137	$370,920
Equipment revenues	10,643	27,008	23,458	88,562

Total revenues	60,443	135,582	125,595	459,482

OPERATING EXPENSES:
Cost of service	21,534	35,196	61,881	118,335
Cost of equipment	34,103	44,917	100,651	155,084
Selling, general and administrative expenses	18,415	33,916	56,630	97,935
Depreciation and amortization	8,877	12,142	21,394	41,900
(Gain) loss on sale of assets	—	9	(278,956)	333

Total operating expenses	82,929	126,180	(38,400)	413,587

INCOME (LOSS) FROM OPERATIONS	(22,486)	9,402	163,995	45,895
OTHER (INCOME) EXPENSE:
Interest expense	1,705	6,054	6,805	11,254
Interest income	(171)	(643)	(964)	(1,061)
Gain on exintinguishment of debt	—	(201)	—	(603)

Total other expense	1,534	5,210	5,841	9,590
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT ON CHANGE IN ACCOUNTING	(24,020)	4,192	158,154	36,305
(PROVISION)/BENEFIT FOR INCOME TAXES	9,192	(2,842)	(19,087)	(15,665)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING	(14,828)	1,350	139,067	20,640
Cumulative effect of change in accounting, net of tax	—	—	—	(74)

NET INCOME (LOSS)	(14,828)	1,350	139,067	20,566
ACCRUED DIVIDENDS ON SERIES D PREFERRED STOCK	(3,981)	(5,113)	(10,838)	(18,749)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK COMMON STOCK	$(18,809)	$(3,763)	$128,229	$1,817

MetroPCS, Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(In Thousands)

ASSETS	December 31, 2002	December 31, 2003
CURRENT ASSETS:
Cash and cash equivalents	$61,717	$235,965
Inventory	13,546	21,210
Other current assets	34,393	35,976

Total current assets	$109,656	$293,151
Property and equipment, net	353,360	482,965
Restricted cash and investments	2,180	1,248
Long-Term Investments	—	19,000
PCS licenses	90,619	90,619
Other assets	7,107	15,511

Total assets	$562,922	$902,494

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$89,829	$153,688
Other current liabilities	5,508	2,295
Deferred revenue	14,375	31,091
Current portion of long-term debt	9,499	13,362

Total current liabilities	$119,211	$200,436
Long-term debt, net	41,351	182,433
Other long-term liabilities	31,596	55,336

Total liabilities	$192,158	$438,205

COMMITMENTS AND CONTINGENCIES
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK	$294,642	$379,401
STOCKHOLDERS’ EQUITY:
Common stock and additional paid-in capital	88,779	88,916
Subscriptions receivable	(86)	(92)
Deferred compensation	(2,234)	(4,229)
Retained earnings (deficit)	(10,337)	293

Total stockholders’ equity	$76,122	$84,888

Total liabilities and stockholders’ equity	$562,922	$902,494

MetroPCS, Inc. and Subsidiaries

Summary Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$139,067	$20,566
Adjustments to reconcile to net cash used in operating activities	(203,590)	89,052

Net cash provided by (used in) operating activities	$(64,523)	$109,618

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(73,494)	(137,321)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	157,066	201,951

INCREASE IN CASH AND CASH EQUIVALENTS	19,049	174,248
CASH AND CASH EQUIVALENTS, beginning of period	42,668	61,717

CASH AND CASH EQUIVALENTS, end of period	$61,717	$235,965

Reconciliation of Non-GAAP Financial Measures. MetroPCS utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
Average Revenue per User (ARPU)	2002	2003	2002	2003
	($ In thousands, except ARPU)
Service revenue	$49,800	$108,574	$102,137	$370,920

Less: Activation revenues	(1,361)	(7,728)	(3,018)	(14,410)
E-911 pass-through revenues		(1,719)		(5,823)

Net service revenues	$48,439	$99,127	$99,119	$350,687

Average subscribers	410,759	912,621	210,881	775,605

ARPU	$39.31	$36.21	$39.17	$37.68

MetroPCS believes ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and to assist in forecasting our future billable service revenue. ARPU excludes activation revenues; as these have been accounted for differently between periods due to the implementation of EITF 00-21. ARPU also excludes E-911 pass-through revenues, as the Company only collects and remits these amounts.

	Three Months Ended December 31,		Year Ended December 31,
Cost per Gross Addition (CPGA)	2002	2003	2002	2003
	($ In thousands, except CPGA)
Selling Expenses	$10,605	$13,564	$26,526	$44,076
Less: Activation revenues	(1,361)	(7,728)	(3,018)	(14,410)
Less: Equipment Revenue	(10,643)	(27,008)	(23,458)	(88,562)
Plus: Equipment revenues not associated with new subscribers	577	8,334	578	17,150
Plus: Cost of Equipment	34,103	44,917	100,651	155,084
Less: Equipment costs not associated with new subscribers	(293)	(11,373)	(2,050)	(24,030)
Gross addition expenses	$32,988	$20,706	$99,229	$89,308

Gross subscriber additions	253,352	237,689	626,050	894,348

CPGA	$130.21	$87.11	$158.50	$99.86

MetroPCS believes CPGA is a useful measure to assess the efficiency of its distribution strategy, validate the initial capital invested in its subscribers and determine the number of months to recover subscriber acquisition costs. This measure also provides a gauge to compare MetroPCS average acquisition costs per new subscriber to that of other wireless communications providers.

	Three Months Ended December 31,		Year Ended December 31,
Cash Cost per User (CCPU)	2002	2003	2002	2003
	($ In thousands, except CCPU)
Cost of Service	$21,534	$35,196	$61,881	$118,335
Equipment costs associated with transactions with existing subscribers	293	11,373	2,050	24,030
Selling, General and Administrative expenses	18,415	33,916	56,630	97,935
Less: Selling expenses	(10,605)	(13,564)	(26,526)	(44,076)
Non-cash compensation	(286)	(6,695)	(1,115)	(7,379)
E-911 pass through	—	(1,719)	—	(5,823)
Equipment revenues associated with transactions with existing subscribers	(577)	(8,334)	(578)	(17,150)

Existing subscriber costs	$28,774	$50,173	$92,342	$165,872

Average number of subscribers	410,759	912,621	210,881	775,605

CCPU (Average monthly)	$23.35	$18.33	$36.49	$17.82

MetroPCS believes CCPU is a useful measure to determine its operating efficiency and per-subscriber profitability and to gauge its subscriber costs in relation to those of other wireless communications providers. CCPU is determined by dividing cost of service, plus general and administrative expenses associated with existing subscribers and equipment costs associated with transactions with existing subscribers, less equipment revenues associated with existing subscribers during the measurement period, by the average number of subscribers during such period.

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
	2002	2003	2002	2003
	(In thousands)
Net income (loss)	$(14,828)	$1,350	$139,067	$20,566

Add back non-adjusted EBITDA items included in net income (loss):
Depreciation and amortization	8,877	12,142	21,394	41,900
Non-cash compensation	286	6,695	1,115	7,379
(Gain) loss on sale of assets	—	9	(278,956)	333
Interest expense	1,705	6,054	6,805	11,254
Interest income	(171)	(643)	(964)	(1,061)
(Gain) loss on extinguishment of debt	—	(201)	—	(603)
Provision of income taxes	(9,192)	2,842	19,087	15,665
Cumulative effect of change in accounting principle, net of tax	—	—	—	74

Adjusted EBITDA	$(13,323)	$28,248	$(92,452)	$95,507

Interest expense, net interest income	(1,534)	(5,411)	(5,841)	(10,193)
Bad debt expense	(376)	519	381	1,959
Accretion of asset retirement obligation	—	—	—	50
Non-cash interest	851	810	3,028	3,090
Deferred rent	521	88	1,853	1,160
Cost of abandoned cell site	—	624	—	824
Working capital changes	17,793	18,779	28,508	17,221

Net cash provided by (used in) operating activities	$3,932	$43,657	$(64,523)	$109,618

Adjusted EBITDA represents net income (loss) before non-cash compensation, depreciation and amortization, (gain) loss on sale of assets, interest expense, interest income, (gain) loss on extinguishment of debt, provision for income taxes and cumulative effect of change in accounting principle. The Company believes that adjusted EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless communications. You should not construe adjusted EBITDA as an alternative to net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles (GAAP), or as a measure of liquidity. Because adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measure of other companies.